EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Third Quarter Fiscal 2019 Results

•	Net sales $943 million, growth of 2%

•	Diluted EPS of $1.34, including non-cash charge of $0.53 related to the impairment of the Skip Hop tradename, compared to $1.53 in Q3 2018; adjusted diluted EPS $1.87, growth of 16%

•	Returned $215 million to shareholders through share repurchases and dividends in the first three quarters of fiscal 2019

•	Full year fiscal 2019 outlook: net sales growth of approximately 1.5%; adjusted diluted EPS growth of approximately 4%
ATLANTA, October 24, 2019 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its third quarter fiscal 2019 results.
“Our third quarter results include a non-cash charge to recognize the impairment of our Skip Hop tradename,” said Michael D. Casey, Chairman and Chief Executive Officer. “Since its acquisition in 2017, Skip Hop has achieved good growth in sales, but the carrying value of its tradename has been impaired by the loss of its largest customer, Toys “R” Us, which closed last year, lower international demand, and higher product costs driven by tariffs imposed on China imports this year. Excluding the impairment charge, we exceeded our sales and earnings growth objectives in the third quarter. Our growth was driven by our wholesale and retail businesses, and reflects good demand for our fall and holiday product offerings. With fall-like weather arriving in more parts of the United States, we believe we are on track to achieve our 31st consecutive year of sales growth.”
Consolidated Results
Third Quarter of Fiscal 2019 compared to Third Quarter of Fiscal 2018
Net sales increased $19.4 million, or 2.1%, to $943.3 million, primarily driven by growth in the Company’s U.S. Wholesale and U.S. Retail segments. Changes in foreign currency exchange rates in the third quarter of fiscal 2019 compared to the third quarter of fiscal 2018 adversely affected consolidated net sales in the third quarter of fiscal 2019 by $1.3 million, or 0.1%. On a constant currency basis (a non-GAAP measure), consolidated net sales increased 2.2% in the third quarter of fiscal 2019.
Operating income in the third quarter of fiscal 2019 decreased $19.7 million, or 19.0%, to $83.9 million, compared to $103.6 million in the third quarter of fiscal 2018. Third quarter fiscal 2019 results include a non-cash, pre-tax charge of $30.8 million related to the write-down of the Skip Hop tradename asset recorded at the time of the acquisition of the Skip Hop business in February 2017. The reduction in the value of this intangible asset reflects lower projected sales and earnings for Skip Hop. Third quarter fiscal 2018 results include $3.5 million in charges related to changes in the Company’s business model in China. Operating margin decreased 230 basis points to 8.9%, compared to 11.2% in the third quarter of fiscal 2018.
Adjusted operating income (a non-GAAP measure, which excludes the unusual items noted above) increased $7.6 million, or 7.1%, to $114.7 million, compared to $107.1 million in the third quarter of fiscal 2018. Adjusted operating margin (a non-GAAP measure) increased 60 basis points to 12.2%, compared to 11.6% in the third quarter of fiscal 2018, which principally reflects improved gross margin and expense leverage.
Net income in the third quarter of fiscal 2019 decreased $11.5 million, or 16.0%, to $60.3 million, or $1.34 per diluted share, compared to $71.8 million, or $1.53 per diluted share, in the third quarter of fiscal 2018. Third quarter fiscal 2019 results include a non-cash, after-tax charge of $23.7 million related to the write-down of the Skip Hop tradename described above. Third quarter fiscal 2018 results include after-tax charges of $3.5 million related to changes in the Company’s business model in China.
Adjusted net income (a non-GAAP measure, which excludes the unusual items noted above) increased $8.6 million, or 11.5%, to $83.9 million, compared to $75.3 million in the third quarter of fiscal 2018. Adjusted earnings per diluted share (a non-GAAP measure) in the third quarter of fiscal 2019 increased 16.2% to $1.87, compared to $1.61 in the third quarter of fiscal 2018.
First Three Quarters of Fiscal 2019 compared to First Three Quarters of Fiscal 2018
Net sales increased $42.9 million, or 1.8%, to $2.4 billion, driven by growth in the Company’s U.S. Wholesale and U.S. Retail segments, partially offset by a net sales decline in the International segment. Changes in foreign currency exchange rates in the first three quarters of fiscal 2019 compared to the first three quarters of fiscal 2018 adversely affected consolidated net sales in the first three quarters of fiscal

2019 by $6.4 million, or 0.3%. On a constant currency basis (a non-GAAP measure), consolidated net sales increased 2.1% in the first three quarters of fiscal 2019.
Operating income in the first three quarters of fiscal 2019 decreased $11.7 million, or 5.3%, to $209.1 million, compared to $220.8 million in the first three quarters of fiscal 2018. Fiscal 2019 year-to-date results include a $30.8 million charge related to the write-down of the Skip Hop tradename, expenses of $1.6 million related to organizational restructuring, a benefit of $2.1 million related to a favorable recovery in value of China-related inventories, and a $0.7 million reversal of store restructuring costs previously recorded during the third quarter of fiscal 2017. Fiscal 2018 year-to-date results include $15.9 million in net charges, principally related to the bankruptcy of a wholesale customer, Toys “R” Us, and charges related to changes in the Company’s business model in China. Operating margin decreased 70 basis points to 8.6%, compared to 9.3% in the first three quarters of fiscal 2018.
Adjusted operating income (a non-GAAP measure which excludes the unusual items noted in the prior paragraph) increased $2.0 million, or 0.8%, to $238.7 million, compared to $236.8 million in the first three quarters of fiscal 2018. Adjusted operating margin (a non-GAAP measure) decreased 10 basis points to 9.9%, compared to 10.0% in the first three quarters of fiscal 2018, which principally reflects changes in customer mix, higher eCommerce shipping expenses, and higher product costs, partially offset by the elimination of operating losses in China due to the transition of the Company’s business model in this market.
Net income in the first three quarters of fiscal 2019 decreased $12.9 million, or 8.5%, to $138.7 million, or $3.06 per diluted share, compared to $151.5 million, or $3.20 per diluted share, in the first three quarters of fiscal 2018. Fiscal 2019 year-to-date results include after-tax net charges totaling $28.3 million, comprised of $6.0 million related to early extinguishment of debt, in addition to the Skip Hop tradename impairment charge, organizational restructuring, favorable recovery in value of China-related inventories, and retail store restructuring items noted above. Fiscal 2018 year-to-date results include after-tax net charges totaling $13.0 million, principally related to the wholesale customer bankruptcy and changes in the Company’s business model in China noted above.
Adjusted net income (a non-GAAP measure which excludes the unusual items noted above) increased $2.4 million, or 1.5%, to $166.9 million, compared to $164.5 million in the first three quarters of fiscal 2018. Adjusted earnings per diluted share (a non-GAAP measure) in the first three quarters of fiscal 2019 increased 5.7% to $3.68, compared to $3.48 in the first three quarters of fiscal 2018.

Cash flow from operations in the first three quarters of fiscal 2019 was $73.4 million compared to $21.4 million in the first three quarters of fiscal 2018. The increase reflects favorable timing of payments by customers.
See the “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding non-GAAP measures.
Business Segment Results
U.S. Retail Segment
Third Quarter of Fiscal 2019 compared to Third Quarter of Fiscal 2018
U.S. Retail segment sales increased $5.0 million, or 1.1%, to $464.1 million. U.S. Retail comparable sales decreased 0.6%, reflecting a decline in store sales which was partially offset by growth in eCommerce sales.
In the third quarter of fiscal 2019, the Company opened 14 stores and closed three stores in the United States.
First Three Quarters of Fiscal 2019 compared to First Three Quarters of Fiscal 2018
U.S. Retail segment sales increased $19.4 million, or 1.6%, to $1.3 billion. U.S. Retail comparable sales decreased 0.1%, reflecting growth in eCommerce sales which was offset by a decline in store sales.
In the first three quarters of fiscal 2019, the Company opened 23 stores and closed 22 stores in the United States. As of the end of the third quarter of fiscal 2019, the Company operated 845 retail stores in the United States.
U.S. Wholesale Segment
Third Quarter of Fiscal 2019 compared to Third Quarter of Fiscal 2018
U.S. Wholesale segment net sales increased $13.3 million, or 3.9%, to $352.3 million, reflecting increased demand for the Company’s exclusive Carter’s brands.
First Three Quarters of Fiscal 2019 compared to First Three Quarters of Fiscal 2018
U.S. Wholesale segment net sales increased $27.4 million, or 3.3%, to $856.7 million, driven by increased demand for the Company’s exclusive Carter’s brands, partially offset by discontinued sales to Toys “R”

Us, Bon-Ton, and Sears, which in aggregate contributed approximately $16 million to net sales in the first three quarters of 2018.
International Segment
Third Quarter of Fiscal 2019 compared to Third Quarter of Fiscal 2018
International segment net sales increased $1.1 million, or 0.9%, to $127.0 million, principally reflecting growth in various markets outside of North America, partially offset by the transition of the Company’s business model in China and the effects of foreign currency translation.
Changes in foreign currency exchange rates in the third quarter of fiscal 2019 compared to the third quarter of fiscal 2018 adversely affected International segment net sales in the third quarter of fiscal 2019 by $1.3 million, or 1.0%. On a constant currency basis (a non-GAAP measure), International segment net sales increased 1.9%.
In the first quarter of fiscal 2019, the Company completed the transition of its China retail and wholesale operations to a licensing arrangement with a China-based retailer and wholesaler of young children’s apparel.
First Three Quarters of Fiscal 2019 compared to First Three Quarters of Fiscal 2018
International segment net sales decreased $4.0 million, or 1.3%, to $297.8 million, reflecting unfavorable effects of foreign currency translation and the change in business model in China, partially offset by growth in various markets outside of North America.
Changes in foreign currency exchange rates in the first three quarters of fiscal 2019 compared to the first three quarters of fiscal 2018 adversely affected International segment net sales in the first three quarters of fiscal 2019 by $6.4 million, or 2.1%. On a constant currency basis (a non-GAAP measure), International segment net sales increased 0.8%.
As of the end of the third quarter of fiscal 2019, the Company operated 198 retail stores in Canada and 44 retail stores in Mexico.
Return of Capital
In the third quarter and first three quarters of fiscal 2019, the Company returned to shareholders a total of $77.3 million and $215.0 million, respectively, through share repurchases and cash dividends as described below.

During the third quarter of fiscal 2019, the Company repurchased and retired 602,043 shares of its common stock for $55.0 million at an average price of $91.39 per share. In the first three quarters of fiscal 2019, the Company repurchased and retired 1,607,920 shares of its common stock for $147.5 million at an average price of $91.71 per share. Fiscal year-to-date through October 23, 2019, the Company has repurchased and retired a total of 1,773,753 shares for $162.8 million at an average price of $91.76 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of October 23, 2019, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $230 million.
In the third quarter of fiscal 2019, the Company paid a cash dividend of $0.50 per share totaling $22.3 million. In the first three quarters of fiscal 2019, the Company paid cash dividends of $0.50 per share each quarter totaling $67.5 million. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.
2019 Business Outlook
For the fourth quarter of fiscal 2019, the Company projects net sales will increase approximately 1% compared to the fourth quarter of fiscal 2018 and adjusted diluted earnings per share will increase approximately 1% compared to adjusted diluted earnings per share of $2.84 in the fourth quarter of fiscal 2018.
For fiscal 2019, the Company now projects net sales will increase approximately 1.5% (within the previously projected growth range of approximately 1% to 2%) compared to fiscal 2018 and adjusted diluted earnings per share will increase approximately 4% (previously projected growth range of approximately 4% to 6%) compared to adjusted diluted earnings per share of $6.29 in fiscal 2018. This fiscal 2019 adjusted earnings forecast excludes the following pre-tax items: 1) impairment charge of $30.8 million related to the write-down of the Skip Hop tradename asset; 2) charges totaling $7.8 million related to early extinguishment of debt; 3) expenses of $1.6 million related to organizational restructuring; 4) a benefit of $2.1 million related to a favorable recovery in value of China-related inventories, and 5) a $0.7 million reversal of store restructuring costs previously recorded during the third quarter of fiscal 2017.
The Company believes these non-GAAP measurements provide investors with a meaningful view of the Company’s core operating results, and are the same measurements used by the Company’s executive management to assess the Company’s performance.

Adoption of New Accounting Standard
Beginning in fiscal 2019, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Codification No. 842, Leases (“ASC 842”), which requires substantially all of its operating leases, including retail leases, to be recorded on the balance sheet as a right-of-use asset and lease liability. The adoption of ASC 842 had a material impact on the Company’s consolidated balance sheets, but did not have a material impact on its consolidated statements of operations or statements of cash flows.
Conference Call
The Company will hold a conference call with investors to discuss third quarter fiscal 2019 results and its business outlook on October 24, 2019 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 334-777-6978. To listen to a live broadcast via the internet and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through November 3, 2019, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 2521318. The replay will also be archived online on the “Webcasts & Presentations” page noted above.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through nearly 1,100 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, and www.cartersoshkosh.ca. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the fourth quarter of fiscal 2019 and fiscal year 2019, or any other future period, assessments of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors”. Included among the risks and uncertainties that may impact future results are the risks of: financial difficulties for one or more of the Company’s major customers, vendors, or licensees, or an overall decrease in consumer spending; our products not being accepted in the marketplace due to quality concerns, changes in consumer preference and fashion trends, or otherwise; losing one or more major customers, vendors, or licensees due to competition, inadequate quality of the Company’s products, or otherwise; negative publicity, including as a result of product recalls or otherwise; a failure to protect the Company’s intellectual property; a failure to meet regulatory requirements, including those relating to product quality and safety; extreme or unseasonable weather conditions; various types of litigation, including class action litigation brought under various consumer protection, employment, and privacy and information security laws; a breach of the Company’s consumer databases, systems, or processes; deflationary pressures on our selling price and increases in production costs; unsuccessful expansion into international markets or failure to successfully manage legal, regulatory, political and economic risks of the Company’s existing operations, including unexpected changes in regulatory requirements and maintaining compliance with worldwide anti-bribery laws; disruptions, slow-downs, or strikes in the Company’s supply chain, including disruptions resulting from increases in the cost of raw materials or labor, foreign supply sources, the Company’s distribution centers, or in-sourcing capabilities; failure to successfully integrate acquired businesses; fluctuations in foreign currency exchange rates; the imposition of new regulations relating to imports, tariffs, duties, or taxes; and an inability to obtain additional financing on favorable terms. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$943,322	$923,907	$2,418,764	$2,375,890
Cost of goods sold	541,111	536,457	1,377,690	1,346,005
Gross profit	402,211	387,450	1,041,074	1,029,885
Royalty income, net	9,192	10,224	27,371	28,573
Selling, general, and administrative expenses	296,733	294,117	828,540	837,621
Intangible asset impairment	30,800	—	30,800	—
Operating income	83,870	103,557	209,105	220,837
Interest expense	9,966	9,868	28,667	25,790
Interest income	(200)	(84)	(937)	(474)
Other expense (income), net	483	(66)	474	528
Loss on extinguishment of debt	—	—	7,823	—
Income before income taxes	73,621	93,839	173,078	194,993
Provision for income taxes	13,369	22,069	34,423	43,487
Net income	$60,252	$71,770	$138,655	$151,506

Basic net income per common share	$1.35	$1.55	$3.08	$3.24
Diluted net income per common share	$1.34	$1.53	$3.06	$3.20
Dividend declared and paid per common share	$0.50	$0.45	$1.50	$1.35

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Three Fiscal Quarters Ended
	September 28, 2019	% of Total Net Sales	September 29, 2018	% of Total Net Sales	September 28, 2019	% of Total Net Sales	September 29, 2018	% of Total Net Sales
Net sales:
U.S. Retail (a)	$464,100	49.2%	$459,101	49.7%	$1,264,283	52.3%	$1,244,863	52.4%
U.S. Wholesale	352,256	37.3%	338,963	36.7%	856,713	35.4%	829,272	34.9%
International (b)	126,966	13.5%	125,843	13.6%	297,768	12.3%	301,755	12.7%
Total net sales	$943,322	100.0%	$923,907	100.0%	$2,418,764	100.0%	$2,375,890	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail (c) (d) (k)	$49,472	10.7%	$47,139	10.3%	$124,567	9.9%	$122,086	9.8%
U.S. Wholesale (e) (k)	54,391	15.4%	67,785	20.0%	145,181	16.9%	148,395	17.9%
International (f) (g) (h) (k)	6,136	4.8%	12,434	9.9%	15,351	5.2%	20,508	6.8%
Corporate expenses (i) (j)	(26,129)		(23,801)		(75,994)		(70,152)
Total operating income	$83,870	8.9%	$103,557	11.2%	$209,105	8.6%	$220,837	9.3%

(a)	Includes retail store and eCommerce results.

(b)	Includes international retail, eCommerce, and wholesale sales.

(c)	Three fiscal quarters ended September 28, 2019 includes a $0.7 million reversal of retail store restructuring costs previously recorded during the third quarter of fiscal 2017.

(d)	Three fiscal quarters ended September 29, 2018 includes insurance recovery of approximately $0.4 million associated with storm-related store closures.

(e)	Three fiscal quarters ended September 29, 2018 includes $12.8 million of charges related to a customer bankruptcy.

(f)	Includes international licensing royalty income.

(g)	Three fiscal quarters ended September 28, 2019 includes a benefit of $2.1 million related to the favorable recovery in value of China-related inventories.

(h)	Fiscal quarter and three fiscal quarters ended September 29, 2018 include approximately $3.5 million in costs associated with changes to the Company's business model in China.

(i)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, legal, consulting, and audit fees.

(j)	Three fiscal quarters ended September 28, 2019 includes $1.6 million in charges related to organizational restructuring.

(k)
Fiscal quarter and three fiscal quarters ended September 28, 2019 include tradename impairment charges of $19.1 million, $10.5 million, and $1.2 million recorded to the U.S. Wholesale, International, and U.S. Retail segments, respectively.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	September 28, 2019	December 29, 2018	September 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$153,936	$170,077	$123,898
Accounts receivable, net	293,203	258,259	293,489
Finished goods inventories, net	723,242	574,226	692,985
Prepaid expenses and other current assets	53,264	40,396	57,000
Total current assets	1,223,645	1,042,958	1,167,372
Property, plant, and equipment, net of accumulated depreciation of $504,833, $448,898, and $450,460, respectively	330,371	350,437	360,718
Operating lease assets	709,523	—	—
Tradenames, net	334,705	365,692	365,754
Goodwill	228,235	227,101	229,611
Customer relationships, net	41,890	44,511	45,525
Other assets	31,211	28,159	28,966
Total assets	$2,899,580	$2,058,858	$2,197,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$205,782	$199,076	$185,285
Current operating lease liabilities	158,524	—	—
Other current liabilities	119,862	128,345	133,021
Total current liabilities	484,168	327,421	318,306

Long-term debt, net	769,525	593,264	798,020
Deferred income taxes	78,916	87,347	87,888
Long-term operating lease liabilities	691,717	—	—
Other long-term liabilities	62,520	181,393	182,547
Total liabilities	$2,086,846	$1,189,425	$1,386,761

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at September 28, 2019, December 29, 2018, and September 29, 2018	$—	$—	$—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 44,287,636, 45,629,014 and 46,041,329 shares issued and outstanding at September 28, 2019, December 29, 2018 and September 29, 2018, respectively	443	456	460
Accumulated other comprehensive loss	(38,908)	(40,839)	(32,318)
Retained earnings	851,199	909,816	843,043
Total stockholders' equity	812,734	869,433	811,185
Total liabilities and stockholders' equity	$2,899,580	$2,058,858	$2,197,946

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three Fiscal Quarters Ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income	$138,655	$151,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	68,005	63,441
Amortization of intangible assets	2,810	2,783
Amortization of debt issuance costs	1,087	1,303
Stock-based compensation expense	13,540	12,110
Unrealized foreign currency exchange (gain) loss, net	176	(68)
Provisions for (recoveries of) doubtful accounts receivable from customers	(2,063)	15,547
Intangible asset impairment	30,800	—
Loss on extinguishment of debt	7,823	—
Loss on disposal of property, plant, and equipment, net of recoveries	407	516
Deferred income taxes	8,300	(3,173)
Effect of changes in operating assets and liabilities:
Accounts receivable	(32,792)	(68,333)
Finished goods inventories	(147,456)	(145,709)
Prepaid expenses and other assets	(725,597)	(5,312)
Accounts payable and other liabilities	709,660	(3,253)
Net cash provided by operating activities	73,355	21,358

Cash flows from investing activities:
Capital expenditures	$(46,138)	$(47,844)
Acquisitions of businesses, net of cash acquired	—	96
Disposals and recoveries from property, plant, and equipment	749	376
Net cash used in investing activities	(45,389)	(47,372)

Cash flows from financing activities:
Proceeds from senior notes due 2027	$500,000	$—
Payment of senior notes due 2021	(400,000)	—
Premiums paid to extinguish debt	(5,252)	—
Payment of debt issuance costs	(5,793)	(890)
Borrowings under secured revolving credit facility	265,000	290,000
Payments on secured revolving credit facility	(186,000)	(110,000)
Repurchases of common stock	(147,464)	(145,493)
Dividends paid	(67,528)	(63,114)
Withholdings from vestings of restricted stock	(4,214)	(6,747)
Proceeds from exercises of stock options	6,881	8,732
Net cash used in financing activities	$(44,370)	$(27,512)

Effect of exchange rate changes on cash and cash equivalents	263	(1,070)
Net decrease in cash and cash equivalents	$(16,141)	$(54,596)
Cash and cash equivalents, beginning of period	170,077	178,494
Cash and cash equivalents, end of period	$153,936	$123,898

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended September 28, 2019
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$402.2	42.6%	$296.7	31.5%	$83.9	8.9%	$60.3	$1.34
Intangible asset impairment (b) (c)	—		—		30.8		23.7	0.53
As adjusted (a)	$402.2	42.6%	$296.7	31.5%	$114.7	12.2%	$83.9	$1.87

	Three Fiscal Quarters Ended September 28, 2019
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$1,041.1	43.0%	$828.5	34.3%	$209.1	8.6%	$138.7	$3.06
Intangible asset impairment (b) (c)	—		—		30.8		23.7	0.52
Debt extinguishment loss (d)	—		—		—		6.0	0.13
Organizational restructuring costs (c) (e)	—		(1.6)		1.6		1.3	0.03
Store restructuring costs (c) (f)	—		0.7		(0.7)		(0.6)	(0.01)
China business model change (g)	(2.1)		—		(2.1)		(2.1)	(0.05)
As adjusted (a)	$1,039.0	43.0%	$827.6	34.2%	$238.7	9.9%	$166.9	$3.68

	Fiscal Quarter Ended September 29, 2018
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$387.5	41.9%	$294.1	31.8%	$103.6	11.2%	$71.8	$1.53
China business model change (g)	2.5		(1.1)		3.5		3.5	0.08
As adjusted (a)	$389.9	42.2%	$293.0	31.7%	$107.1	11.6%	$75.3	$1.61

	Three Fiscal Quarters Ended September 29, 2018
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$1,029.9	43.3%	$837.6	35.3%	$220.8	9.3%	$151.5	$3.20
Customer bankruptcy charges (c) (h)	—		(12.8)		12.8		9.8	0.21
China business model change (g)	2.5		(1.1)		3.5		3.5	0.07
Store restructuring costs (c) (i)	—		0.4		(0.4)		(0.3)	(0.01)
As adjusted (a)	$1,032.3	43.5%	$824.1	34.7%	$236.8	10.0%	$164.5	$3.48

	Fiscal Quarter Ended December 29, 2018
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$467.6	$307.4	$170.6	$130.6	$2.83
China business model change (g)	1.5	(0.3)	1.8	1.8	0.04
Customer bankruptcy charges, net (c) (h)	—	1.9	(1.9)	(1.4)	(0.03)
As adjusted (a)	$469.1	$308.9	$170.5	$130.9	$2.84

	Fiscal Year Ended December 29, 2018
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,497.5	$1,145.0	$391.4	$282.1	$6.00
Customer bankruptcy charges, net (c) (g)	—	(10.9)	10.9	8.3	0.18
China business model change (g)	3.9	(1.4)	5.3	5.3	0.11
Store restructuring costs (c) (i)	—	0.4	(0.4)	(0.3)	(0.01)
As adjusted (a)	$1,501.4	$1,133.1	$407.3	$295.4	$6.29

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)	Related to the write-down of the Skip Hop tradename asset.

(c)
The difference between the effects on operating income and net income represents the income taxes related to the adjustment item (calculated using the applicable tax rate of the underlying jurisdiction).

(d)	Related to the redemption of the $400 million aggregate principal amount of senior notes due 2021 in March 2019 that were previously issued by a wholly-owned subsidiary of the Company.

(e)	Costs associated with severance as a result of an organizational restructuring.

(f)	Reversal of retail store restructuring costs previously recorded during the third quarter of fiscal 2017.

(g)	Net costs associated with transitioning to a full licensing model in China.

(h)	Related to the Toys "R" Us bankruptcy.

(i)	Insurance recovery associated with unusual storm-related store closures.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	44,144,135	45,990,039	44,640,413	46,399,746
Dilutive effect of equity awards	287,904	490,283	302,832	538,422
Diluted number of common and common equivalent shares outstanding	44,432,039	46,480,322	44,943,245	46,938,168
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$60,252	$71,770	$138,655	$151,506
Income allocated to participating securities	(565)	(540)	(1,244)	(1,142)
Net income available to common shareholders	$59,687	$71,230	$137,411	$150,364
Basic net income per common share	$1.35	$1.55	$3.08	$3.24
Diluted net income per common share:
Net income	$60,252	$71,770	138,655	151,506
Income allocated to participating securities	(563)	(536)	(1,239)	(1,134)
Net income available to common shareholders	$59,689	$71,234	137,416	150,372
Diluted net income per common share	$1.34	$1.53	$3.06	$3.20
As adjusted (a):
Basic net income per common share:
Net income	$83,932	$75,301	$166,937	$164,525
Income allocated to participating securities	(794)	(567)	(1,508)	(1,244)
Net income available to common shareholders	$83,138	$74,734	$165,429	$163,281
Basic net income per common share	$1.88	$1.63	$3.71	$3.52
Diluted net income per common share:
Net income	$83,932	$75,301	$166,937	$164,525
Income allocated to participating securities	(791)	(563)	(1,502)	(1,235)
Net income available to common shareholders	$83,141	$74,738	$165,435	$163,290
Diluted net income per common share	$1.87	$1.61	$3.68	$3.48

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $23.7 million and $28.3 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 28, 2019, respectively. The Company has excluded $3.5 million and $13.0 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 29, 2018.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Three Fiscal Quarters Ended		Four Fiscal Quarters Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018	September 28, 2019
Net income	$60.3	$71.8	$138.7	$151.5	$269.2
Interest expense	10.0	9.9	28.7	25.8	37.4
Interest income	(0.2)	(0.1)	(0.9)	(0.5)	(1.0)
Income tax expense	13.4	22.1	34.4	43.5	64.8
Depreciation and amortization	24.0	22.4	70.8	66.2	94.2
EBITDA	$107.3	$126.0	$271.6	$286.5	$464.8

Adjustments to EBITDA
Intangible asset impairment (a)	$30.8	$—	$30.8	$—	$30.8
Debt extinguishment loss (b)	—	—	7.8	—	7.8
China business model change, net (c)	—	3.5	(2.1)	3.5	(0.3)
Organizational restructuring costs (d)	—	—	1.6	—	1.6
Store restructuring costs (e)	—	—	(0.7)	(0.4)	(0.7)
Customer bankruptcy charges, net (f)	—	—	—	12.8	(1.9)
Adjusted EBITDA	$138.1	$129.5	$309.1	$302.5	$502.1

(a)	Related to the write-down of the Skip Hop tradename asset.

(b)	Related to the redemption of the $400 million aggregate principal amount of senior notes due 2021 in March 2019 that were previously issued by a wholly-owned subsidiary of the Company.

(c)	Net costs associated with transitioning to a full licensing model in China.

(d)	Costs associated with severance as a result of an organizational restructuring.

(e)
Three fiscal quarters and four fiscal quarters ended September 28, 2019 include a reversal of retail store restructuring costs previously recorded during the third quarter of fiscal 2017. Three fiscal quarters ended September 29, 2018 includes insurance recovery associated with storm-related store closures.

(f)	Related to the Toys "R" Us bankruptcy.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (f) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter and three fiscal quarters ended September 28, 2019:

	Fiscal Quarter Ended
	Reported Net Sales September 28, 2019	Impact of Foreign Currency Translation	Constant-Currency Net Sales September 28, 2019	Reported Net Sales September 29, 2018	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$943.3	$(1.3)	$944.6	$923.9	2.1%	2.2%
International segment net sales	$127.0	$(1.3)	$128.3	$125.8	0.9%	1.9%

	Three Fiscal Quarters Ended
	Reported Net Sales September 28, 2019	Impact of Foreign Currency Translation	Constant-Currency Net Sales September 28, 2019	Reported Net Sales September 29, 2018	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$2,418.8	$(6.4)	$2,425.1	$2,375.9	1.8%	2.1%
International segment net sales	$297.8	$(6.4)	$304.2	$301.8	(1.3)%	0.8%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.